UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2011 (February 4, 2011)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34733	27-1855740
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 4, 2011 Niska Gas Storage Partners LLC (the “Company”) changed its principal independent accountant from KPMG LLP, the Canadian member firm affiliated with KPMG International (“KPMG Canada”), to KPMG LLP, the United States member firm affiliated with KPMG International (“KPMG USA”).  This change constituted the dismissal of KPMG Canada and the engagement of KPMG USA.  The decision to change accountants was approved by the audit committee of the Board of Directors of the Company.

During the Company’s two most recent fiscal years, KPMG Canada’s reports on the financial statements of the Company and its predecessors did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company and KPMG Canada have not, during the Company and its predecessors’ two most recent fiscal years or the subsequent period through February 4, 2011, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG Canada, would have caused KPMG Canada to make reference to the matter in its reports on the Company’s financial statements; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

The Company has requested KPMG Canada to furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG Canada agrees with the statements in this Form 8-K. A copy of such letter dated February 4, 2011 is filed as Exhibit 16.1 to this Form 8-K.

At no time during the Company’s two most recent fiscal years or the subsequent period through February 4, 2011 did the Company consult with KPMG USA regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from KPMG LLP dated February 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: February 4, 2011	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
16.1	Letter from KPMG LLP dated February 4, 2011